UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

SMARTHEAT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Xai Xi County, Qing Hai Province	8100000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097-782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Item 5.01 is incorporated by reference herein.

Item 3.02. Unregistered Sales

Item 5.01 is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

On December 31, 2018, the Smartheat Inc. (“Smartheat” or the “Company”) completed a series of transactions set forth in the Share Exchange Agreement and Plan of Reorganization (the “Share Exchange Agreement”), dated December 31, 2018, by and among the Company, Mid-Heaven Sincerity International Resources Investment Co., Ltd, a company incorporated under the laws of the British Virgin Islands (“Mid-Heaven”), Mao Zhang, Jian Zhang, and Ying Zhao, constituting all of the shareholders of Mid-Heaven (the “Mid-Heaven Shareholders”) whereby the Company issued an aggregate of 186,588,264 shares of its common stock, par value $.001 per share (the Common Stock”) to the Mid-Haven Shareholders as consideration for the exchange of 100% of the ownership shares of Mid-Heaven (the “Acquisition”). In connection with the transaction, Mao Zhang was issued 141,919,034 shares of Common Stock, Jian Zhang was issued 39,015,606 shares of Common Stock and Ying Zhao was issued 5,653,624 shares of Common Stock representing 53.2%, 14.6% and 2.1% of the issued and outstanding stock, respectively, upon the effective date of a Schedule 14C relating to the increase of the authorized shares of the Company to 500,000,000 shares which has been approved by written consent by a majority of the stockholders of the Company. The Share Exchange Agreement provides for certain limitations on actions taken by the Company until such effective date and proxies will be executed to grant the Mid-Haven Shareholders voting power consistent with the foregoing ownership percentages expiring upon the effective date of Schedule 14C. The shares of Common Stock were issued to the Mid-Haven Shareholders pursuant to exemptions under Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation S thereunder. Mid-Haven, through two subsidiaries, owns 100% of Qing Hai Mid-Heaven Boron & Lithium Technology Company, Ltd. (“Qing Hai Technology”). The Acquisition was structured as a tax-free reorganization.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Merger Agreement, which is filed as Exhibit 10.23 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2018, Kenneth Scipta, resigned as President, Hunajun Ai resigned as Secretary and Mr. Yangkai Wang resigned as Principal Financial Officer of the Company. Neither Mr. Scipta’s, Ms. Ai’s nor Mr. Wang’s resignation was due to any disagreement with the Company’s operations, policies or practices.

On December 31, 2018, Mr. Qingtai Kong, Mr. Xin Li and Mr. Weiguo Wang resigned as directors of the Company and from their positions as members of the Audit, Compensation and Nominating committees. Neither Mr. Kong’s Mr. Li’s nor Mr. Wang’s resignation was due to any disagreement with the Company’s operations, policies or practices.

On December 31, 2018 Mr. Mao Zhang was appointed as a director and Chairman of the Board of Directors of the Company (the “Board”); Mr. Jimin Zhang was appointed Chief Executive Officer and Secretary of the Company and Mr. Xudong Wang was appointed Chief Financial Officer and Treasurer of the Company until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

On December 31, 2018, Mr. Jimin Zhang, Mr. Xing Hai Li, and Mr. Liguo Zhang were appointed as the directors of the Company until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Purchaser’s Articles of Incorporation and Bylaws.

Mao Zhang, age 73, is the Chairman of the Board of Smartheat and General Manager of Qing Hai Technology. Mr. Zhang has been the General Manager of Qing Hai Mid-Heaven Boron & Lithium Mining Company, Ltd. (“Qing Hai Mining”) Since its inception on March 6, 2001. Mr. Zhang also serves as the Vice Chairman of the Boron Chemical Branch of China Inorganic Salts Industry Association. Mr. Zhang will be paid a salary of $10,000 per month.

Jimin Zhang, age 53, is the Chief Executive Officer and a director of Smartheat. For the past five years Mr. Zhang has been the managing director of the Zhang’s family office. Since March of 2018, Mr. Zhang served as a financial and operations consultant to Qing Hai Mining and supervised the carve out of Qing Hai Technology from Qing Hai Mining. Mr. Zhang is the Managing Director of Northtech Holdings, Inc., the former majority stockholder and creditor of Smartheat. Mr. Zhang will be paid a salary of $10,000 per month.

Xudong Wang, age 39, serves as the Chief Financial Officer of Smartheat. For the past five years Mr. Wang has served as a Vice President of Strategic Business Development for Smartheat. Mr. Wang previously served as Chief Financial Officer of DH Gate, Inc., an ecommerce company, QKL Stores, Inc., a NASDAQ listed company, ThyssenKrupp Presta Fawer Ltd. Mr. Wang will be paid a salary of $10,000 per month.

Xing Hai Li, age 56, serves as a director of Smartheat. For the past five years Mr. Li has been a professor at Central South University of China’s School of Metallurgy and Environment where he has published numerous articles on materials, lithium ion batteries, metallurgical engineering, electrochemistry and conductivity.

Mr. Liguo Zhang, age 53, serves as a director of Smartheat. For the past five years Mr. Zhang has served as a managing partner of the Guo Feng Law Firm where he practices corporate and securities law.

There are no family relationships between any of the officers or directors of the Company. Except as set forth above, there are no other contractual relationships between Smartheat and its officers or directors.

Item 7.01 Regulation FD Disclosure.

The business of Qing-Hai Technology was carved out of the business of Qing Hai Mining on December 20, 2018. Qing Hai Mining was founded on March 6th, 2001 and engaged in mining of boron and the manufacture and wholesale of boric acid and related compounds for industrial and consumer usage. Qing Hai Mining owns the right to mine approximately 35.5 square kilometers in an area rich in boron, lithium, magnesium and bromine. Qing Hai Mining engages in mining minerals by digging trenches in the earth but has developed new mining techniques that will syphon water rich in minerals from lakes and water pools on its property which it will provide to Qing Hai Technology to manufacture and sell boric acid and lithium carbonate for industrial and consumer use.

Qing Hai Technology obtains its raw material minerals exclusively from Qing Hai Mining and is currently processes boric acid by crushing and processing ore. Qing Hai Technology has developed, tested and installed its next generation manufacturing process which processes boric acid and lithium carbonate from mineral water that is piped into the facility from a nearby salt lake and pools owned by Qing Hai Mining. Management estimates that its existing facility will produce approximately 15,000 tons of boric acid in 2019 with production capacity from the new processing facilities producing approximately 1,000 tons of lithium carbonate and 2,000 tons of boric acid in 2019. Qing Hai Mining plans to move into new facilities in the fourth quarter of 2019 with a new production line which management estimates will produce 10,000 tons of lithium carbonate and 20,000 tons of boric acid annually. Qing Hai Technology plans to add two more production lines in new facilities in 2020 and 2021 which management estimates will increase the production of lithium carbonate to 30,000 tons and boric acid to 60,000 tons annually. The new facilities will be housed in the Boric Chemical Industrial Zone located in Da-Chai-Dan Town of the Qing Hai Province where it expects to receive a preferential tax rate of 15%. Qing Hai Technology expects to close it existing facilities in 2020.

Qing Hai Technology employs approximately 280 full time employees with approximately 21 employees engaged in research and development. Employees may stay in facilities that are provided by the company and government programs and provides employees with lunch and dinner facilities.

The demand for boric acid and lithium carbonate is high in China and management of Qing Hai Technology expects to sell all of the compounds it produces at China domestic wholesale prices

Smartheat plans to file audited consolidated financial statements on or before March 18, 2018.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
2.4	Articles of Exchange between Smartheat Inc. and Mid-Heaven Sincerity International Resources Investment Co., Ltd, filed with the Secretary of State of Nevada on December 31, 2018.
10.23	Share Exchange Agreement and Plan of Reorganization (the “Share Exchange Agreement”), dated December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	January 7, 2019	By:	/s/ Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer